UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2025

NCR ATLEOS CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-41728

Maryland	92-3588560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
864 Spring Street NW
Atlanta, GA 30308
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (832) 308-4999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NATL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 23, 2025, the Compensation and Human Resource Committee (the "CHRC") of the Board of Directors of NCR Atleos Corporation (the "Company") approved an amendment to the employment agreement of the Company's Chief Executive Officer, Timothy C. Oliver (the "Amendment").
The Amendment is effective as of October 16, 2025 (the "Effective Date") and continues Mr. Oliver's current 300% Separation Multiplier under the Company's Change in Control Severance Plan, which absent the Amendment would have been reduced to 200% on the Effective Date.
The CHRC approved the Amendment in order to continue the same level of retention value that is currently in effect for Mr. Oliver. The CHRC did not view a reduction in the Separation Multiplier to be an appropriate outcome based on Mr. Oliver’s performance and overall importance to the Company.
Except as set forth above, the terms of the employment agreement have not been modified by the Amendment. The discussion above is qualified in its entirety by reference to the Amendment, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits:
The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated as of September 23, 2025, by and between the Company and Timothy C. Oliver
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Atleos Corporation

By:	/s/ Ricardo Nuñez
Ricardo Nuñez
Executive Vice President, General Counsel and Corporate Secretary
Date: September 26, 2025